                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Cyanotech Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                CYANOTECH CORPORATION
                       73-4460 Queen Kaahumanu Hwy., Suite 102
                               Kailua-Kona,  HI   96740


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To be held Thursday, September 19, 1996 at 7:00 P.M.

To Our Stockholders:

    You are cordially invited to attend the Annual Meeting of Stockholders of Cyanotech Corporation (the "Company") to be held on Thursday, September 19, 1996 at 7:00 P.M., local time, at the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, for the following purposes:

         1. To elect six directors to serve until the next Annual Meeting or until their successors are elected, by vote of holders of Common Stock and Series C Preferred Stock.

         2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock (par value $.005) from 18,000,000 to 25,000,000.

         3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1997; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    These matters are more fully described in the Proxy Statement accompanying this notice.

    The Board of Directors has fixed the close of business on July 22, 1996 as the record date for Stockholders entitled to notice of and to vote at this meeting and any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the meeting. Only stockholders of record at the close of business on July 22, 1996 are entitled to notice of and to vote at the Annual Meeting; however all stockholders are cordially invited to attend the meeting.


                                       By Order of the Board of Directors

                                       Ronald P. Scott
                                       Secretary

Kailua-Kona, Hawaii
July 22, 1996



PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND SAVE THE EXPENSE OF FURTHER COMMUNICATION. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY DO SO, BECAUSE YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                 STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                      CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                   PROXY STATEMENT
                                         FOR
                          ANNUAL MEETING OF STOCKHOLDERS OF
                                CYANOTECH CORPORATION

                            TO BE HELD SEPTEMBER 19, 1996

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION ("Cyanotech" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at 7:00 p.m., local time, on September 19, 1996 at the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about July 24, 1996.

    The Company's principal executive offices are located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua-Kona, HI 96740.

                            VOTING RIGHTS AND SOLICITATION

    The enclosed proxy is being solicited on behalf of the Board of Directors of Cyanotech for use at the Annual Meeting.

    The close of business on July 22, 1996 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting. All holders of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting. Such stockholders have one (1) vote for each share so held on the matters to be voted on. Holders of 8% Cumulative Convertible Preferred Shares - Series C ("Series C Preferred Stock") of record at the close of business on July 22, 1996 are entitled to five votes for each share of such stock on all matters to be voted on. At July 22, 1996, Cyanotech had 12,657,520 shares of Common Stock, $.005 par value per share (the "Common Stock"), issued and outstanding; and 734,977 shares of 8% Cumulative Convertible Series C Preferred Stock, each convertible into five shares of Common Stock. The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares entitled to vote constitutes a quorum. A plurality of votes cast by the holders of Common Stock and Series C Preferred Stock, voting as a single class, present at the meeting at which a quorum is present, is required for election of each of the six directors. A majority of the voting power of stockholders holding the Common Stock and Series C Preferred Stock, voting as a single class, present at the meeting at which a quorum is present, is required for approval of all other matters to be voted on. Abstentions are counted only for purposes of determining whether a quorum is present. Broker non-votes are not treated as votes nor are they counted in determining the existence of a quorum.

    Shares of the Company's Stock represented by proxies in the accompanying form which are properly executed and returned to Cyanotech will be voted at the Annual Meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal One - Election of Directors," FOR approval to amend the Articles of Incorporation to increase the number of authorized shares from 18,000,000 to 25,000,000 as described herein under "Proposal Two - Increase in the Number of Authorized Shares," and FOR ratification of the selection of accountants as described herein under "Proposal Three - Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any shareholder has the right to revoke his or her proxy at any time before it is voted.

    The entire cost of soliciting proxies will be borne by Cyanotech. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Cyanotech employees who will receive no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of July 22, 1996 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, (iii) each director and (iv) all directors and executive officers as a group. Holders of Common Stock have one vote per share; holders of Series C Preferred Stock have five votes per share. The following table sets forth what such persons' beneficial security ownership position would be assuming the conversion of all outstanding convertible preferred stock and the exercise of all outstanding stock options and warrants, exercisable on the date hereof or within 60 days of July 22, 1996. All shares shown are subject to the named person's sole voting and investment power, subject to community property laws where applicable.

                                Number of Shares
                                    Beneficially             Approximate
         Name                          Owned               Percent Owned (1)
- ------------------------------   -----------------        -------------------
CNA Financial Corporation.....     3,408,641(2)                      20.8
   CNA Plaza
   Chicago, IL 60685
B. Michael Pisani.............       855,573                          5.2
   44 Lake Road
   Short Hills, NJ 07078
American Cyanamid Company.....       699,730(4)                       4.3
   (A wholly owned subsidiary
    of American Home Products)
   5 Giralda Farms
   Madison, NJ 07940
Julian C. Baker (3)...........            --(5)                        --
Gerald R. Cysewski (3)........       479,683(6)                       2.9
Glenn D. Jensen (3)...........        42,550(7)                        *
Kelly J. Moorhead (3).........        38,100(8)                        *
Eva R. Reichl (3).............     1,805,000                         11.1
Ronald P. Scott (3)...........        44,875(9)                        *
John T. Ushijima (3)..........       283,600                          1.7
Paul C. Yuen (3)..............        13,100                           *
All directors and executive
    officers as a group
    (8 persons)(5)...........      2,706,908(10)                     16.5

___________________________
 * Less than 1.0%

(1) Approximate percentage owned assumes full conversion of all outstanding shares of Series C Preferred Stock into shares of Common Stock (for a total of 16,332,405 shares at July 22, 1996.)
(2) Represents 250,000 shares held by Fireman's Insurance Company of Newark, NJ ("Fireman's Insurance"), 183,486 shares held by National-Ben Franklin Company of Illinois ("National-Ben Franklin"), and 2,975,155 shares of Common Stock issuable upon conversion of 595,031 shares of Series C Preferred Stock held by Fireman's Insurance. National-Ben Franklin and Fireman's Insurance are indirect wholly owned subsidiaries of CNA Financial Corporation. Fireman's Insurance holds approximately 81.0% of the Series C Preferred Stock.
(3) Address is c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.
(4) Represents 699,730 shares of Common Stock issuable upon conversion of 139,946 shares of Series C Preferred Stock. American Cyanamid Company holds approximately 19.0% of the Series C Preferred Stock.
(5) Does not include 250,000 shares held by Fireman's Insurance, 183,486 shares held by National-Ben Franklin, and 2,975,155 shares of Common Stock issuable upon conversion of 595,031 shares of Series C Preferred Stock held by Fireman's Insurance. Mr. Baker is a representative of CNA Financial Corporation, the parent company of Fireman's Insurance and National Ben Franklin, and disclaims beneficial ownership of such shares.
(6) Includes options exercisable within 60 days of July 22, 1996 for 17,375 shares of Common Stock.
(7) Includes options exercisable within 60 days of July 22, 1996 for 31,750 shares of Common Stock.
(8) Includes options exercisable within 60 days of July 22, 1996 for 34,000 shares of Common Stock.
(9) Includes options exercisable within 60 days of July 22, 1996 for 32,375 shares of Common Stock.
(10)Includes 115,500 shares issuable under option to purchase shares of Common Stock exercisable within 60 days of July 22, 1996 to: Gerald R. Cysewski (17,375 shares); Glenn D. Jensen (31,750 shares); Kelly J. Moorhead (34,000 shares); Ronald P. Scott (32,375 shares).



                                    PROPOSAL ONE:
                                ELECTION OF DIRECTORS

NOMINEES

    A board of six (6) directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the six nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting or until such director's successor has been elected and qualified. Voting for the election of directors is non-cumulative.

    In connection with the purchase by Eva R. Reichl in 1993 of 1,800,000 vote shares of the Company's Common Stock, certain holders of Common Stock, including Gerald R. Cysewski (the "Holders"), the Company and Ms. Reichl entered into a Stockholders Agreement dated as of May 17, 1993 (the "Stockholders Agreement"). Under the Stockholders Agreement, the parties agreed that without approval of a majority of the Holders' and Ms. Reichl's shares, the Company would not propose, and the Holders and Ms. Reichl would not vote for, any resolution, Bylaw change or other proposal that would increase the Company's Board of Directors to more than six members. In addition, the Company is obligated under the Stockholders Agreement to notify Ms. Reichl of any Board elections so that she may nominate one person for election as a director. She has nominated herself at this election. At any Board election, the Holders and Ms. Reichl have agreed to vote their shares to elect such nominee. The Stockholders Agreement terminates when Ms. Reichl sells, transfers or disposes of any of the 1,800,000 shares acquired, other than by will, the laws of descent, or to any entity controlled by Ms. Reichl. See " Security Ownership of Certain Beneficial Owners and Management."

    The following table sets forth certain information regarding the nominees for election by holders of Common and Series C Preferred Stock to the Board of Directors, all of whom were elected at the last annual meeting, except Mr. Scott who was elected on November 9, 1995 to fill a vacancy on the Board, and Mr. Baker who was elected on November 9, 1995 as the director nominee of the Series A Preferred Stock shareholder.


                                                                     Director
Name                           Principal Occupation                  Since           Age
- ----                           --------------------                  -----           ---
Julian C. Baker               Portfolio Manager for                  1995            30
                              Laurence A. Tisch and
                              Preston R. Tisch

Gerald R. Cysewski, Ph.D.     Chairman of the Board,                 1983            47
                              President and Chief
                              Executive Officer,
                              Cyanotech Corporation

Eva R. Reichl                 Private investor                       1993            77

Ronald P. Scott               Executive Vice President,              1995            41
                              Finance and Administration,
                              Cyanotech Corporation

John T. Ushijima              Partner, Ushijima &                    1984            72
                              Ushijima (law firm)

Paul C. Yuen, Ph.D.           Dean, College of Engineering           1993            68
                              University of Hawaii at Manoa
                              (public university)



    Mr. Baker has served as a director of the Company since November 1995. Mr. Baker is a portfolio manager for Laurence A. Tisch and Preston R. Tisch and for members of their family. Prior to his employment by the Tisch family, Mr. Baker was a member of The Clipper Group and its predecessors, CS First Boston Merchant Bank and First Boston Venture Capital. Mr. Baker is a graduate of Harvard University. Laurence A. Tisch and Preston R. Tisch are Co-Chairmen and Co-Chief Executive Officers of Loews Corporation and own approximately 32% of the outstanding shares of that corporation. Loews Corporation owns approximately 84% of the outstanding shares of CNA Financial Corporation. CNA Financial Corporation, through a wholly owned subsidiary, is a significant stockholder of Cyanotech. See " Security Ownership of Certain Beneficial Owners and Management."

    Dr. Cysewski co-founded the Company in 1983 and has served as a director of the Company since that time. Until June 1996, he also served as Scientific Director. Since March 1990, Dr. Cysewski has served as President and Chief Executive Officer of the Company and in October 1990 was also appointed to the position of Chairman of the Board. From 1988 to November 1990, he served as Vice Chairman of the Company. From 1980 to 1982 Dr. Cysewski was group leader of microalgae research and development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980 Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.

    Mrs. Reichl has served as a director of the Company since 1993. She is a private investor who has been involved in a variety of real estate and fruit growing operations in the states of Florida and Washington during the past ten years.

    Mr. Scott was appointed to the Board of Directors of the Company in November 1995, has served as Executive Vice President - Finance and Administration since August 1995, and has served as Secretary and Treasurer since November 1990 and June 1990, respectively. From December 1990 until August 1995 Mr. Scott served as Vice President - Finance and Administration. From September 1990 to December 1990, Mr. Scott served as Controller. From 1989 to 1990, he was Assistant Controller for PRIAM Corporation, a manufacturer of Winchester disk drives. From 1980 to 1989, he served in various accounting management positions with Measurex Corporation, a manufacturer of industrial process control systems. Mr. Scott holds a B.S. degree in Finance and Management from California University, San Jose, and an M.B.A. degree from University of Santa Clara.

    Mr. Ushijima has served as a director of the Company since 1984. He has been a Partner of the law firm of Ushijima & Ushijima, Hilo, Hawaii, for more than ten years. Mr. Ushijima is also a former Hawaii State Senator.

    Dr. Yuen has served as a director of the Company since August 1993. Dr. Yuen currently serves as Dean, College of Engineering for the University of Hawaii at Manoa. From July 1992 to March 1993, Dr. Yuen was Acting President of the University of Hawaii. From 1989 to 1992, Dr. Yuen was Interim Senior Vice President for Academic Affairs, University of Hawaii at Manoa. Dr. Yuen holds M.S. and Ph.D degrees in Electrical Engineering from the Illinois Institute of Technology. Dr. Yuen is also a director of Hawaiian Electric Company, Inc., a wholly owned subsidiary of Hawaiian Electric Industries, Inc.

    THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK AND SERIES C PREFERRED STOCK VOTE FOR ALL OF THE ABOVE NAMED DIRECTOR NOMINEES.


                            BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held four regular meetings and three special meetings in fiscal 1996. No incumbent director attended less than 75% of all meetings of the Board of Directors and the committees, if any, upon which such director served.

    The Board of Directors of the Company has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a standing nominating committee.

    The Audit Committee, which consisted of independent non-employee directors Yuen (chair), Reichl, and Ushijima in fiscal 1996, held two regularly scheduled meetings during the last fiscal year. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to review and approve the services performed by the Company's independent auditors and to review the Company's accounting principles, its internal control structure, policies and procedures.

    The Compensation and Stock Option Committee, which also consisted of independent non-employee directors Ushijima (chair), Edwards, Reichl, and Yuen in fiscal 1996, held two regularly scheduled meetings and one special meeting during the last fiscal year. The Compensation and Stock Option Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the granting of stock options to officers and employees.

    Mr. William L. Edwards resigned from the Board of Directors on August 31, 1995 and was replaced by Mr. Ronald P. Scott on November 9, 1995.

                                DIRECTOR REMUNERATION

    Each non-employee director is entitled to receive $500 per Board meeting attended and is reimbursed for all out-of-pocket costs incurred in connection with attendance at such meetings. In addition, each non-employee director (other than Mr. Baker) has received, pursuant to the Company's 1994 Non-Employee Directors Stock Option and Stock Grant Plan (the "Non-Employee Directors Plan"), options to purchase 3,000 shares of the Company's Common Stock. At the 1996 Annual Meeting of Stockholders, Mr. Baker and any other new non-employee director (in each case if continuing as a director) who has not received such a grant will receive a 10-year option to purchase 3,000 shares of the Company's Common Stock. Each non-employee director who has received such an option grant, at each subsequent annual meeting of stockholders, received or will receive under the Non-Employee Directors Plan an automatic grant of 2,000 shares of fully paid and non-assessable shares of Common Stock that are non-transferable for six months following the date of such grant. During the fiscal year ended March 31, 1996, each of the director nominees other than Messrs. Baker, Cysewski, and Scott received grants of 2,000 shares of Common Stock.

                  COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and any written representations that no other reports were required, all Section 16(a) filing requirements for the fiscal year ended March 31, 1996, applicable to its officers, directors and greater than ten percent stockholders were complied with, except for one report, covering one transaction, filed five days late by John T. Ushijima, a director of the Company.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and all executive officers of the Company who earned more than $100,000 for services rendered in all capacities to the Company (hereinafter referred to as the "named executive officers") for the fiscal years ended March 31, 1996, 1995, and 1994. No executive officers who would have otherwise been includable in such tables on the basis of salary and bonus earned for fiscal 1996 have resigned or terminated employment during the fiscal year.

                              SUMMARY COMPENSATION TABLE


                                                                               Long-Term
                                                                               Compensation
                                                      Annual Compensation           Awards
Name and                                              -------------------      ------------
Principal                         Fiscal
Position                          Year            Salary ($)    Bonus ($)      Options (#)
- --------                          -----          -----------    ---------      -----------
Gerald R. Cysewski                 1996           $94,640       $37,500          14,500
  Chairman of the Board,           1995            86,809        10,000          11,000
  President and Chief              1994            71,941            --          11,000
  Executive Officer

Glenn D. Jensen                    1996           $64,405       $37,500          12,000
 Vice President, Operations        1995            57,385        10,000          11,000
                                   1994            46,504            --          11,000

Kelly J. Moorhead                  1996           $67,385       $40,500          13,000
 Vice President, Sales             1995            57,728        15,000          11,000
 and Marketing                     1994            48,115            --          11,000

Ronald P. Scott                    1996           $84,757       $40,000          14,500
 Executive Vice President,         1995            78,616        10,000          11,000
 Finance and Administration        1994            66,542            --          11,000


STOCK OPTIONS

    The following table contains information concerning the grant of stock options made under the Company's 1995 Stock Option Plan for the 1996 fiscal year to the named executive officers. No stock appreciation rights ("SARs") were granted during the fiscal years shown above.


                          OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
- -------------------------------------------------------------------------------
                    Number of     % of Total
                    Securities    Options
                    Underlying    Granted to          Exercise
                    Options       Employees in          Price        Expiration
    Name            Granted (1)    Fiscal Year        Per Share      Date
     ----           -----------   -------------       ---------      ----------
Gerald R. Cysewski  14,500             14.4%           $5.125         8/10/00
Glenn D. Jensen     12,000             11.9%           $5.125         8/10/00
Kelly J. Moorhead   13,000             12.9%           $5.125         8/10/00
Ronald P. Scott     14,500             14.4%           $5.125         8/10/00


    (1) All the options were granted on August 10, 1995, and are exercisable in four equal and cumulative annual installments over the optionee's period of service with the Company, beginning one year after the grant date. Each option has a term of five (5) years.

OPTION EXERCISES AND HOLDINGS

    The following table provides information with respect to each of the above named executive officers concerning the exercise of options during the 1996 fiscal year and unexercised options held as of the end of the 1996 fiscal year. No SARs were exercised during the 1996 fiscal year or outstanding as of the end of the 1996 fiscal year.


                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
                         ---------------------------------------------------------------------------------

                         Shares
                        Acquired                         Number of Securities                      Value of Unexercised
                           on          Value            Underlying Unexercised                         In-the-Money
                        Exercise     Realized             Options at FY-End (#)                  Options at FY-End ($)(2)
                        --------     --------    ----------------------------------------     ------------------------------

  Name                      (#)        ($)(1)     Exercisable                Unexercisable     Exercisable      Unexercisable
- --------                --------     --------    -----------                -------------     -----------      -------------
Gerald R.
Cysewski                    -0-      $      0        13,750                    22,750          $ 80,438            $ 78,500

Glenn D.
Jensen                   15,000      $115,313        28,750                    20,250          $178,868            $ 73,500

Kelly J.
Moorhead                 20,000      $ 86,250        30,750                    21,250          $191,992            $ 75,500

Ronald P.
Scott                    10,000       $42,031        28,750                    22,750          $178,868            $ 78,500



____________________________________
(1) Market value on the date of exercise, less option exercise price.
(2) Market value of shares covered by in-the-money options on March 31, 1996 ($7.125), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                                 CERTAIN TRANSACTIONS

In connection with the purchase by Eva R. Reichl in 1993 of 1,800,000 shares of the Company's Common Stock, certain holders of Common Stock, including Gerald R. Cysewski (the "Holders"), the Company and Ms. Reichl entered into a Stockholders Agreement dated as of May 17, 1993 (the "Stockholders Agreement"). Under the Stockholders Agreement, the parties agreed that without approval of a majority of the Holders' and Ms. Reichl's shares, the Company would not propose, and the Holders and Ms. Reichl would not vote for, any resolution, Bylaw change or other proposal that would increase the Company's Board of Directors to more than six members. In addition, the Company is obligated under the Stockholders Agreement to notify Ms. Reichl of any Board elections so that she may nominate one person for election as a director. She has nominated herself at this election. At any Board election, the Holders and Ms. Reichl have agreed to vote their shares to elect such nominee. The Stockholders Agreement terminates when Ms. Reichl sells, transfers or disposes of any of the 1,800,000 shares acquired, other than by will, the laws of descent, or to any entity controlled by Ms. Reichl. See "Security Ownership of Certain Beneficial Owners and Management."

                                    PROPOSAL TWO:

                       PROPOSAL TO APPROVE AN AMENDMENT TO THE
                              ARTICLES OF INCORPORATION

    The Board of Directors has recommended the adoption of an amendment to the Articles of Incorporation of Cyanotech which will increase the authorized Common Stock from 18,000,000 shares to 25,000,000. As of July 22, 1996, 12,657,520 shares of Common Stock are issued and outstanding, 3,674,885 shares are reserved for issuance upon exchange of the Series C Preferred Stock, 658,930 shares are reserved for issuance upon the exercise of outstanding warrants and options, and 266,600 shares are reserved for future issuance under employee and non-employee benefit plans. As of July 22, 1996, only 742,065 shares are available for future issuance.

    The Board of Directors believes that the proposed increase in the authorized shares of Common Stock is desirable to enhance Cyanotech's flexibility in connection with possible future actions such as stock dividends or splits, acquisitions, adoption of stock option or similar employee benefit plans, the funding of capital or operating expenditures or other corporate purposes. The future issuance of any newly authorized stock, if any, would be authorized by resolution of the Board of Directors without further approval of the stockholders. At this time, no specific use for the increased shares is contemplated.

    The additional Common Stock would be authorized subject to the same voting rights which now apply and which are discussed above under the caption "VOTING RIGHTS AND SOLICITATION." As provided for in the Board of Directors resolution, the first and second paragraphs of Article V of the Articles of Incorporation of Cyanotech will be amended to read as follows:

    "The Corporation shall have the authority to issue thirty million (30,000,000) shares of stock. Of these shares, twenty-five million (25,000,000) shares shall be common stock, par value $.005, having a total par value of $125,000, and five million (5,000,000) shares shall be special or preferred stock, par value $.001, having a total par value of $5,000. Each common share issued pursuant to this paragraph shall be fully paid and nonassessable."

    Adoption of the foregoing amendment requires the affirmative vote of majority of the voting power of the Company's Common Stock and Series C Preferred Stock, voting as a single class. If adopted, the proposed amendment will become effective upon the filing of a Certificate of Amendment as required by the Nevada General Corporation Law.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. The enclosed Proxy will be voted for the proposal unless a contrary specification is made.



                                   PROPOSAL THREE:

             RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of KPMG Peat Marwick LLP served as independent public accountants for the Company for the fiscal year ended March 31, 1996 and has done so since 1987. The Board of Directors has selected the firm to continue in this capacity for the current fiscal year ending March 31, 1997. A representative of KPMG Peat Marwick LLP is expected to attend the annual meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting.

    Although it is not required to do so, the Company wishes to provide stockholders with the opportunity to indicate their approval of the selection of auditors and accordingly is submitting a proposal to ratify the selection of KPMG Peat Marwick LLP. If the stockholders should fail to approve this proposal, the Board of Directors will consider the selection of another auditing firm.

    A majority of the voting power of the Common Stock and Series C Preferred Shares, voting as a single class, present at a meeting at which a quorum is present, is required for approval of the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING MARCH 31, 1997.



                                    OTHER MATTERS

    At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, the shares represented by Proxies will be voted in accordance with the judgment of the persons named in such proxies.

    The Company will provide, without charge, to each person whose proxy is solicited by this Proxy Statement, on the written request of such person, a copy of the Company's most recent Annual Report on Form 10-KSB, including the exhibits thereto, as filed by the Company with the Securities and Exchange Commission. Requests should be directed to: Secretary, Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.


                                STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered at the 1997 Annual Meeting of Stockholders must be received by Cyanotech no later than February 1, 1997. The proposal must be mailed to the Company's principal executive offices, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, Hawaii 96740, Attention:
Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

    You are most cordially invited to attend this meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU SO DESIRE.


                                       By Order of the Board of Directors

                                       Ronald P. Scott
                                       Secretary

Kailua-Kona, Hawaii
July 22, 1996

PROXY                       CYANOTECH CORPORATION                        PROXY
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 19, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Ronald P. Scott and Gerald R. Cysewski and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held at the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, on Thursday, September 19, 1996 at 7:00 p.m. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated July 22, 1996.

1. ELECTION OF DIRECTORS.
   FOR all nominees listed below            WITHHOLD AUTHORITY to vote for all
   (except as marked to the contrary)       nominees. (To withhold authority to
                                            vote for any nominee, strike a line
                                            through nominee's name in list
                                            below.)

    Directors to be elected by holders of Common Stock and Series C Preferred
    Stock:
    JULIAN C. BAKER, GERALD R. CYSEWSKI, EVA R. REICHL, RONALD P. SCOTT, JOHN T. USHIJIMA, PAUL C. YUEN

2. APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 18,000,000 TO 25,000,000.
                                                      For  Against   Abstain

3. RATIFY SELECTION OF KPMG PEAT MARWICK LLP
   AS INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 1997.   For  Against   Abstain

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.





    All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at said Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

    Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.


                                       Dated:________________________ 1996


                                             ________________________
                                                 Signature

                                             ________________________
                                                 Signature




Please sign and date this proxy and return it promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.